DIRTT Reports Fourth Quarter 2023 Financial Results

CALGARY, Alberta, February 21, 2024 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”, “we”, “our”, “us” or “ours”) (TSX: DRT; OTC: DRTTF), a leader in industrialized construction, today announced its financial results for the three and twelve months ended December 31, 2023. All financial information in this news release is presented in U.S. dollars, unless otherwise stated.

Fourth Quarter 2023 Highlights

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Revenue of $50.9 million, up 20% compared to the prior year period, representing the Company's highest revenue quarter since 2019.
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Gross Profit improvement to $19.2 million or 37.8% of revenue in the fourth of 2023 from $11.6 million or 27.3% of revenue in the fourth quarter of 2022.
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Net income after tax and net income margin for the quarter of $1.0 million and 1.9%, respectively, compared to a net loss after tax of $(5.9) million and a net loss margin of (13.9)% in the fourth quarter of 2022.
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Adjusted EBITDA(1) of $4.3 million (8.5% of revenue), compared to $0.6 million (1.4% of revenue) from the fourth quarter of 2022.
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Liquidity, comprising of unrestricted cash and available borrowings, of $35.0 million at December 31, 2023 compared to $16.1 million at December 31, 2022.
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Reduced long term debt by early settling U.S. equipment leases of $7.8 million during the quarter related to the previously announced closure of our manufacturing facility in Rock Hill, South Carolina.
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On January 9, 2024, the Company successfully closed its rights offering for gross proceeds of C$30.0 million.
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On February 9, 2024, the Company extended its RBC facility for an additional year.
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On February 15, 2024, the Company announced a substantial issuer bid and tender offer (the “Substantial Issuer Bid”) for up to a total of C$15.0 million of a combination of the Company's issued and outstanding 6.00% convertible unsecured subordinated debentures due January 31, 2026 and its issued and outstanding 6.25% convertible unsecured subordinated debentures due December 31, 2026 (collectively, the “Debentures”).

(1) See “Non-GAAP Financial Measures”

Management Commentary

Benjamin Urban, chief executive officer remarked “Our 2023 fourth quarter results show the impact of positive decisions made in the past 24 months. We believe the rights offering proceeds will give DIRTT the opportunity to further invest in the business and focus on sustainable revenue growth”.

Fareeha Khan, chief financial officer, added “We are pleased with our fourth quarter results and going into 2024, we will continue to focus on our strategies for increased commercial activity while maintaining our cost structure. The reduction of long term equipment lease debt, the rights offering and the Substantial Issuer Bid demonstrate our commitment to strengthen DIRTT’s balance sheet. We continue to monitor the markets to ensure we are prepared to weather adverse macroeconomic scenarios”.

Fourth Quarter 2023 Results

Fourth quarter 2023 revenues were $50.9 million, an increase of 20% from the fourth quarter of 2022. The fourth quarter of 2023 benefited from several large projects compared to the fourth quarter of 2022.

Fourth quarter 2023 gross profit and gross profit margin were $19.2 million and 37.8% respectively, an increase of $7.6 million from $11.6 million and 27.3%, for the same period of 2022. The increase in gross profit margin was a result of realization of our improved product mix, improved labor efficiency and better fixed cost leverage.

Fourth quarter 2023 Adjusted Gross Profit and Adjusted Gross Profit Margin (see “Non-GAAP Financial Measures”) were $20.1 million and 39.5%, respectively, compared to $13.6 million and 32.0% in the prior year's fourth quarter.

Sales and marketing expenses increased by $1.1 million to $6.9 million for the quarter ended December 31, 2023, from $5.9 million for the quarter ended December 31, 2022. The increase was driven by higher commissions, higher variable compensation costs, and higher outside consulting services, offset by lower travel and entertainment costs and building expenses.

General and administrative expenses increased by $1.6 million to $5.7 million for the quarter ended December 31, 2023, from $4.1 million for the quarter ended December 31, 2022. The increase was primarily related to increased professional services costs of $1.0 million and higher costs of our facilities offset by decreases in communication and software costs.

Operations support expenses increased by $0.1 million from $2.2 million for the quarter ended December 31, 2022, to $2.3 million for the quarter ended December 31, 2023. The increase was primarily due to a $0.5 million increase in variable compensation offset by a $0.4 million decrease in salaries and benefits.

Technology and development expenses decreased by $0.1 million to $1.8 million for the quarter ended December 31, 2023, primarily related to decreased professional services costs during the fourth quarter of 2023 compared to the quarter ended December 31, 2022.

During the quarter, the Company incurred $0.2 million in reorganization costs, which related primarily to movement of inventory from the Rock Hill Facility.

Net income after tax and net income margin for the quarter was $1.0 million and 1.9% compared to a net loss after tax of $(5.9) million and a net loss margin of (13.9)% for prior year’s fourth quarter. The improvement in net income is the result of the higher gross profit margin, a reduction in reorganization expenses, a gain on sale of software and patents, and a decrease in stock-based compensation expense, offset by a remeasurement in the fair value less costs to sell related to the Rock Hill Facility assets held for sale, which resulted in an additional impairment charge in the period.

Adjusted EBITDA and Adjusted EBITDA Margin (see “Non-GAAP Financial Measures”) for the quarter was $4.3 million and 8.5%, respectively, an improvement of $3.7 million from $0.6 million and 1.4% for the prior year’s fourth quarter. Improvements in Adjusted EBITDA for the quarter were due to the above noted reasons.

Outlook

We achieved an annual revenue of $181.9 million, a 6% increase over 2022 revenue of $172.2 million. We are pleased to report another consecutive year of revenue growth since the COVID-19 pandemic, and despite the volatility in the tech and banking sectors in early 2023. Our revenue for the fourth quarter of 2023 was the highest quarterly revenue since 2019.

During 2023, we built on our successes in 2022 with further balance sheet improvement ($24.7 million vs. $10.8 million cash and cash equivalents at year end), expansion of our Gross Profit Margin (32.7% vs. 16.4%) and Adjusted Gross Profit Margins (35.8% vs. 22.6%), reductions of our net loss after tax from $(55.0) million to $(14.6) million and expansion of our Adjusted EBITDA Margins (4.4% vs. (15.2%)). In 2023, we saw

macroeconomic factors stabilize our supply chains and input costs. Our focus on sales and operational planning as well as process efficiencies allowed us to achieve significant improvement in our adjusted gross margins. These actions also led to reductions in labor and inventory carrying costs during 2023. Further, we reduced expenses in our back office and general and administrative overhead to levels commensurate with our current and expected revenue levels.

In the year ahead, we anticipate continued pipeline and revenue growth, but we also remain cautious about macroeconomic uncertainty and remain focused on preparing the Company for a variety of economic scenarios. The unprecedented pace of the US Federal Reserve’s interest rate hikes as well as geopolitical volatility in the Middle East and Asian Pacific have encouraged us to pay close attention to our fixed cost footprint and supply chain resiliency. The upcoming presidential election in the United States adds to this uncertainty and may impact the capital expenditure budgets of our clients. As noted in last quarter’s outlook, the first quarter of the year is typically our seasonally slowest quarter.

As post-pandemic workplaces continue to evolve, the ability of DIRTT’s solutions to anticipate and respond to an uncertain future is at the core of our value proposition. Encouraging access to our full product offering unlocks workplace transformations with more flexible and adaptable environments. Our sustainable product offerings, featuring low carbon footprint, high recycled content, and minimal waste, also enable our Commercial, Government, Healthcare, and Education clients to make meaningful progress toward their environmental commitments and goals.

On January 9, 2024 we successfully closed a C$30 million Rights Offering. As previously disclosed, we expect to use the proceeds of the Rights Offering for general corporate purposes, which may include investments in our business, funding potential future cash needs or operating losses, funding working capital and capital expenditure needs, or reductions to our outstanding indebtedness. We plan to use some of the funds to invest in our commercial business in all verticals, especially Healthcare, and are looking at additional opportunities and partnerships to support our revenue growth.

In line with our objectives for the Rights Offering, on February 15, 2024, we announced a Substantial Issuer Bid for our convertible debentures of C$15 million, intended to strengthen our balance sheet by reducing debt.

Conference Call and Webcast Details

A conference call and webcast for the investment community is scheduled for February 22, 2024 at 08:00 a.m. MDT (10:00 a.m. EDT). The call and webcast will be hosted by Benjamin Urban, chief executive officer, and Fareeha Khan, chief financial officer.

The call is being webcast live on the Company’s website at dirtt.com. Alternatively, click here to listen to the live webcast. The webcast is listen-only.

A webcast replay of the call will be available on DIRTT’s website.

Statement of Operations

(Unaudited - Stated in thousands of U.S. dollars)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Product revenue	49,814	41,407	176,919	166,256
Service revenue	1,119	1,020	5,012	5,905
Total revenue	50,933	42,427	181,931	172,161

Product cost of sales	31,199	30,301	119,728	140,058
Service cost of sales	496	537	2,661	3,943
Total cost of sales	31,695	30,838	122,389	144,001
Gross profit	19,238	11,589	59,542	28,160

Expenses
Sales and marketing	6,933	5,856	25,235	26,950
General and administrative	5,652	4,050	21,655	25,462
Operations support	2,268	2,151	7,832	9,498
Technology and development	1,765	1,841	5,820	7,555
Stock-based compensation	(237)	731	2,306	4,277
Reorganization	152	1,180	3,009	13,461
Impairment charge on Rock Hill Facility	764	-	8,716	-
Related party expense	-	-	1,524	-
Total operating expenses	17,297	15,809	76,097	87,203

Operating income (loss)	1,941	(4,220)	(16,555)	(59,043)

Government subsidies	-	-	236	7,765
Gain on sale of software and patents	985	-	7,130	-
Foreign exchange (loss) gain	(567)	(425)	(626)	1,445
Interest income	219	1	490	51
Interest expense	(1,291)	(1,225)	(4,927)	(5,160)
	(654)	(1,649)	2,303	4,101
Net income (loss) before tax	1,287	(5,869)	(14,252)	(54,942)
Income taxes
Current income tax expense	332	37	332	21
	332	37	332	21
Net income (loss) after tax	955	(5,906)	(14,584)	(54,963)

Net income (loss) per share
Net income (loss) per share - basic and diluted	0.01	(0.06)	(0.13)	(0.55)

Weighted average number of shares outstanding (in thousands)
Basic and diluted	119,369	99,826	116,135	99,826

Non-GAAP Financial Measures

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These GAAP financial statements include non-cash charges and other charges and benefits that we believe are unusual or infrequent in nature or that we believe may make comparisons to our prior or future performance difficult.

As a result, we also provide financial information in this news release that is not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. Management uses these non-GAAP financial measures in its review and evaluation of the financial performance of the Company. We believe that these non-GAAP financial measures also provide additional insight to investors and securities analysts as supplemental information to our GAAP results and as a basis to compare our financial performance period over period and to compare our financial performance with that of other companies. We believe that these non-GAAP financial measures facilitate comparisons of our core operating results from period to period and to other companies by removing the effects of our capital structure (net interest income on cash deposits, interest expense on outstanding debt and debt facilities, or foreign exchange movements), asset base (depreciation and amortization), the impact of under-utilized capacity on gross profit, tax consequences, reorganization expense, one-time non-recurring charges or gains (such as gain on sale of software and patents), and stock-based compensation. We remove the impact of all foreign exchange from Adjusted EBITDA. Foreign exchange gains and losses can vary significantly period-to-period due to the impact of changes in the U.S. and Canadian dollar exchange rates on foreign currency denominated monetary items on the balance sheet and are not reflective of the underlying operations of the Company. We remove the impact of under-utilized capacity from gross profit, and fixed production overheads are allocated to inventory on the basis of normal capacity of the production facilities. In periods where production levels are abnormally low, unallocated overheads are recognized as an expense in the period in which they are incurred. In addition, management bases certain forward-looking estimates and budgets on non-GAAP financial measures, primarily Adjusted EBITDA.

Government subsidies, depreciation and amortization, stock-based compensation expense, reorganization expenses, foreign exchange gains and losses and impairment charges are excluded from our non-GAAP financial measures because management considers them to be outside of the Company’s core operating results, even though some of those receipts and expenses may recur, and because management believes that each of these items can distort the trends associated with the Company’s ongoing performance. We believe that excluding these receipts and expenses provides investors and management with greater visibility to the underlying performance of the business operations, enhances consistency and comparativeness with results in prior periods that do not, or future periods that may not, include such items, and facilitates comparison with the results of other companies in our industry.

The following non-GAAP financial measures are presented in this news release, and a description of the calculation for each measure is included.

Adjusted Gross Profit	Gross profit before deductions for costs of under-utilized capacity, depreciation, and amortization
Adjusted Gross Profit Margin	Adjusted Gross Profit divided by revenue
EBITDA	Net income before interest, taxes, depreciation, and amortization
Adjusted EBITDA

EBITDA adjusted to remove foreign exchange gains or losses; impairment charges; reorganization expenses; stock-based compensation expense; government subsidies; one-time non-recurring charges and gains; and any other non-core gains or losses

Adjusted EBITDA Margin	Adjusted EBITDA divided by revenue

You should carefully evaluate these non-GAAP financial measures, the adjustments included in them, and the reasons we consider them appropriate for analysis supplemental to our GAAP information. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider any of these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. You should also be aware that we may recognize income or incur expenses in the future that are the same as, or similar to, some of the adjustments in these non-GAAP financial measures. Because these non-GAAP financial measures may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation for the three and twelve months ended December 31, 2023 and 2022 of EBITDA and Adjusted EBITDA to our net income (loss) after tax, which is the most directly comparable GAAP measure for the periods presented, and of Adjusted EBITDA Margin to net income (loss) margin:

(Unaudited - Stated in thousands of U.S. dollars)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
	($ in thousands)		($ in thousands)
Net income (loss) after tax for the period	955	(5,906)	(14,584)	(54,963)
Add back (deduct):
Interest expense	1,291	1,225	4,927	5,160
Interest income	(219)	(1)	(490)	(51)
Income tax expense	332	37	332	21
Depreciation and amortization	1,718	2,917	8,934	15,119
EBITDA	4,077	(1,728)	(881)	(34,714)
Foreign exchange (gain) loss	567	425	626	(1,445)
Stock-based compensation	(237)	731	2,306	4,277
Government subsidies	-	-	(236)	(7,765)
Related party expense(2)	-	-	1,524	-
Reorganization expense	152	1,180	3,009	13,461
Gain on sale of software and patents(3)	(985)	-	(7,130)	-
Impairment charge on Rock Hill Facility(3)	764	-	8,716	-
Adjusted EBITDA	4,338	608	7,934	(26,186)
Net Income (Loss) Margin(1)	1.9%	(13.9)%	(8.0)%	(31.9)%
Adjusted EBITDA Margin	8.5%	1.4%	4.4%	(15.2)%

(1) Net income (loss) after tax divided by revenue.

(2) The related party transaction is a non-recurring transaction that is not core to our business and is excluded from the Adjusted EBITDA calculation (Refer to Note 22 of the consolidated financial statements).

(3) The gain on sale of software and patents and the impairment charge on Rock Hill Facility are non-recurring transactions as they are not core to our business; and therefore, are excluded from the Adjusted EBITDA calculation (Refer to Note 7 and Note 6, respectively, of the consolidated financial statements).

The following table presents a reconciliation for the three and twelve months ended December 31, 2023 and 2022 of Adjusted Gross Profit to our gross profit and Adjusted Gross Profit Margin to gross profit margin, which is the most directly comparable GAAP measures for the periods presented:

(Unaudited - Stated in thousands of U.S. dollars)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
	($ in thousands)		($ in thousands)
Gross profit	19,238	11,589	59,542	28,160
Gross profit margin	37.8%	27.3%	32.7%	16.4%
Add: Depreciation and amortization expense	869	1,997	5,525	10,789
Adjusted Gross Profit	20,107	13,586	65,067	38,949
Adjusted Gross Profit Margin	39.5%	32.0%	35.8%	22.6%

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” “continue,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this news release contains forward-looking information pertaining to our expectations regarding revenues; project delivery and the timing thereof; implementation of our strategic plan, including the effects of our improved cost structure; profitable future growth; the effects of our strategic initiatives and the timing thereof; general economic conditions and rising interest rates; our beliefs about our twelve-month forward sales and qualified leads pipeline; large projects and the timing and revenue as a result thereof; our beliefs about future revenue, Adjusted EBITDA, unrestricted cash, activity levels and the timing thereof; our beliefs about the impact of future revenue on cash flow, and the timing thereof; the Substantial Issuer Bid; our ability to weather economic conditions and invest in technology and commercial organizations; and the continued evaluation of our cost structure.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) and applicable securities commissions or similar regulatory authorities in Canada on February 21, 2024.

Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About DIRTT Environmental Solutions

DIRTT is a leader in industrialized construction. DIRTT’s system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule, and outcomes. DIRTT's interior construction solutions are designed to be highly flexible and adaptable, enabling organizations to easily reconfigure their spaces as their needs evolve. Headquartered in Calgary, AB Canada, DIRTT trades on the Toronto Stock Exchange under the symbol “DRT”.

FOR FURTHER INFORMATION PLEASE CONTACT ir@dirtt.com